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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 31, 2002 relating to the financial statements and financial statement schedules of Vixel Corporation, which appear in Vixel Corporation's Annual Report on Form 10-K, as amended, for the year ended December 30, 2001.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Seattle, Washington
April 22, 2002